Exhibit 21.1
SUBSIDIARIES

	Subsidiary	Jurisdiction of Incorporation
1	Bytemobile, Inc.	Delaware
2	Cedexis Inc.	Delaware
3	Cedexis Sas	France
4	Citrix Application Networking LLC	Delaware
5	Citrix Global Holdings B.V.	Netherlands
6	Citrix Global Holdings UK Limited	United Kingdom
7	Citrix Greece MEPE	Greece
8	Citrix Holanda B.V.	Netherlands
9	Citrix Online AUS Pty Ltd.	Australia
10	Citrix Overseas Holdings, B.V.	Netherlands
11	Citrix R&D India Private Limited	India
12	Citrix R&D Limited	United Kingdom
13	Citrix Sistemas de Argentina, S.R.L.	Argentina
14	Citrix Sistemas de Chile Ltda.	Chile
15	Citrix Sistemas de Colombia SAS	Colombia
16	Citrix Sistemas de Mexico, S. de RL de CV	Mexico
17	Citrix Sistemas do Brasil Ltda.	Brazil
18	Citrix Systems Asia Pacific Pty Ltd.	Australia
19	Citrix Systems Belgium S.P.R.L.	Belgium
20	Citrix Systems Canada, Inc.	Canada
21	Citrix Systems Czech Republic SRO	Czech Republic
22	Citrix Systems Denmark ApS	Denmark
23	Citrix Systems Finland Oy	Finland
24	Citrix Systems France SARL	France
25	Citrix Systems GmbH	Austria
26	Citrix Systems GmbH	Germany
27	Citrix Systems Hong Kong Limited	Hong Kong
28	Citrix Systems India Private Limited	India
29	Citrix Systems Information Technology (Beijing) Ltd	China
30	Citrix Systems International GmbH	Switzerland
31	Citrix Systems Ireland Ltd	Ireland
32	Citrix Systems Italy S.r.L.	Italy
33	Citrix Systems Japan Kabushiki Kaisha	Japan
34	Citrix Systems Korea Limited	Korea
35	Citrix Systems Malaysia Sdn Bhd	Malaysia
36	Citrix Systems Netherlands, B.V.	Netherlands
37	Citrix Systems New Zealand Ltd.	New Zealand
38	Citrix Systems Norway AS	Norway
39	Citrix Systems Overseas Holding GmbH	Switzerland

40	Citrix Systems Poland Sp. Zo.o	Poland
41	Citrix Systems Puerto Rico Corp.	Puerto Rico
42	Citrix Systems Saudi Arabia LLC	Saudi Arabia
43	Citrix Systems Singapore Pte Ltd.	Singapore
44	Citrix Systems South Africa (Pty) Ltd.	South Africa
45	Citrix Systems Spain, SL	Spain
46	Citrix Systems Sweden AB	Sweden
47	Citrix Systems Taiwan Ltd	Taiwan
48	Citrix Systems Turkey YVH Ltd S	Turkey
49	Citrix Systems UK Limited	United Kingdom
50	Citrix Technologies GmbH	Switzerland
51	Citrix-Systems Technologies Costs Rica SRL	Costa Rica
52	Peninsula Investment Corp.	Delaware
53	Podio ApS	Denmark
54	Podio, Inc.	Delaware
55	Sanbolic, LLC	Delaware
56	Sapho, Inc.	Delaware
57	ShareFile LLC	Delaware
58	Virtuall Solutions Ltd.	United Kingdom
59	Virtuall Solutions Sas	France